                                                                 EXHIBIT 23


                    CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-64320 and 33-80408) of AptarGroup, Inc. of our report dated February 15, 2001 relating to the financial statements, which appears in the Annual Report to Stockholders which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated February 15, 2001 relating to the financial statement schedule, which appears in this Form 10-K.


/s/ PRICEWATERHOUSECOOPERS LLP
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PricewaterhouseCoopers LLP

Chicago, Illinois
March 22, 2001